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                                                                    EXHIBIT 2(b)

                                 FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Amendment") is made and entered into as of October 1, 2005, by and between LESCO, Inc., an Ohio corporation ("Seller"), and Turf Care Supply Corp., a Delaware corporation ("Buyer").

                                    RECITALS

     A. Seller and Buyer are parties to that certain Asset Purchase Agreement dated as of July 26, 2005 (the "APA").

     B. Buyer and Seller now desire to amend or modify certain provisions of the APA in certain respects on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and of the respective covenants, agreements, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Capitalized Terms. All capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the APA.

     2. Amendments to APA. The APA is hereby modified as follows:

          (a) Amendment to Section 1.1. The first sentence of Section 1.1 of the APA is hereby modified by inserting the phrase "other than Permitted Liens," after the phrase "free and clear of all Liens,".

          (b) Amendment of Section 1.4. Section 1.4 of the APA is hereby amended and restated in its entirety to read as follows:

               Section 1.4 Assumption of Certain Obligations. Subject to the provisions of this Agreement, from and after the Closing Date, Buyer shall, by the Assignment and Assumption Agreement, assume only (i) the liabilities and obligations relating to occurrences arising after the Closing under the leases for Leased Real Property, Personal Property Leases, Contracts and Permits forming part of the Purchased Assets,
          (ii) all obligations (including under the Employee Benefit Plan described as "Health Plan Upper Ohio Valley/Rx" on Schedule 3.2(i) hereto) to Transferred Employees that relate to occurrences after the Closing Date; and (iii) all accrued vacation, sick pay, paid time off and bonuses owing from Seller to the Transferred Employees (collectively, the "Assumed Liabilities").

          (c) Amendment of Section 2.1. Section 2.1 of the APA is hereby amended and restated in its entirety to read as follows:

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               Section 2.1. Consideration. Upon the terms and subject to the conditions contained in this Agreement, in consideration for the Purchased Assets, the Assumed Liabilities and the other covenants and agreements of Seller hereunder, and in full payment therefor, Buyer shall pay to Seller the amount of $34,182,542.75 (i.e., the value of the Inventory as of the Closing Date, as determined in accordance with U.S. generally accepted accounting principles applied consistently with Seller's prior practice ("GAAP")) (the "Purchase Price"). Buyer shall pay the Purchase Price by:

                    (i) paying to Seller at Closing the amount of $15,000,000 by wire transfer of immediately available funds; and

                    (ii) paying to Seller the remaining $19,182,542.75 in twelve
               (12) equal weekly installments of $1,598,545.23, commencing on October 14, 2005. There will be no finance charge during this payment period.

          (d) Amendment of Section 4.1. Section 4.1 of the APA is hereby amended and restated in its entirety to read as follows:

               4.1 Closing. The closing of the transactions contemplated hereby (the "Closing") will be deemed to be effective as of 12:01 A.M., Eastern Time, on October 1, 2005 (the "Closing Date") (even if the deliveries to be made by Buyer and Seller, respectively, pursuant to this Article IV occur after such date and time). The Closing shall occur at the offices of Baker & Hostetler LLP, 1900 East 9th Street, Suite 3200, Cleveland, Ohio 44114, or such other place or by such other manner as the parties may agree.

          (e) Replacement of Disclosure Schedules. The following Disclosure Schedules to the APA are replaced in full by the complimentary Disclosure Schedules attached hereto as Attachment A and made a part hereof:

               Schedule 1.1(e) - Permits
               Schedule 1.1(f) - Personal Property Leases
               Schedule 1.1(g) - Contracts
               Schedule 1.2    - Non-Assignability of Assets
               Schedule 3.2(e) - Condition and Sufficiency of and Title to
                                 Purchased Assets
               Schedule 3.2(i) - Employee Benefits Plans
               Schedule 3.2(l) - Insurance Policies
               Schedule 3.2(n) - Proprietary Rights
               Schedule 3.2(r) - Employment Matters

          (f) Modifications to Disclosure Schedules. The following Disclosure Schedules to the APA are modified by the additional Disclosure Schedules attached hereto as Attachment B and made a part hereof:

               Schedule 5.1 - Employees


                                       2

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          (g) New Exhibits and Disclosure Schedules. The following Exhibits and
     Disclosure Schedules to the APA attached hereto as Attachment C are new and are and made a part hereof:

               Exhibit F       - Seller Customer List
               Schedule 1.1(b) - Equipment
               Schedule 1.1(c) - Personal Property
               Schedule 1.1(d) - Inventory

     3. Effect of Amendment. Except as expressly amended hereby, the APA shall be and remain in full force and effect. The amendments contained herein are specific and limited to the matters expressly stated herein and shall not constitute a modification, acceptance or waiver of any other provision of or default under the APA or any other document or instrument entered into in connection therewith or a future modification, acceptance or waiver of the provisions set forth therein. On and after the date of this Amendment, each reference in the APA to "this Agreement," "hereunder," "hereof" or words of like import referring to the APA, and in the any other documents to the "Purchase Agreement," "thereof" or words of like import referring to the APA, shall mean and refer to the APA as amended hereby.

     4. Governing Law. This Amendment is governed in all respects, including as to its validity, interpretation and effect, by the internal laws of the State of Ohio without regard to the principles of conflicts of laws thereof.

     5. Counterparts. This Agreement may be executed simultaneously in multiple counterparts (including by facsimile), each of which will be deemed an original, but all of which taken together constitute one and the same instrument. This Agreement will become binding when one or more counterparts have been executed and delivered by each of the parties hereto.

                            [Signature page follows]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                                        BUYER:

                                        Turf Care Supply Corp.


                                        By: /s/ Mary Ann Sigler
                                            ------------------------------------
                                        Title: Vice President


                                        SELLER:

                                        LESCO, Inc.


                                        By: /s/ Jeffrey L. Rutherford
                                            ------------------------------------
                                        Title: Chief Financial Officer,
                                               Treasurer and Secretary

         [Signature page to First Amendment to Asset Purchase Agreement]

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                                  ATTACHMENT A

                          REPLACED DISCLOSURE SCHEDULES

See attached.

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                                  ATTACHMENT B

                          MODIFIED DISCLOSURE SCHEDULES

See attached.

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                                  ATTACHMENT C

                            NEW DISCLOSURE SCHEDULES

See attached.